Q1 FY 2010
Earnings
Prepared Comments and Slides
February 22, 2010
Peter Ausnit
Senior Director, Investor Relations
Phone: 408-333-4000
pausnit@brocade.com
John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com
NASDAQ: BRCD
Exhibit 99.2

Q1 FY 2010 EARNINGS February 22, 2010

Prepared comments provided by Peter Ausnit, Sr. Director, Investor Relations
Thank you for your interest in Brocade’s Q1 Fiscal 2010 Earnings Presentation, which includes prepared remarks, slides, and a press release detailing fiscal first quarter 2010 financial results. The press release was issued shortly after 1:00 p.m. Pacific time on February 22, 2010, via Business Wire and First Call. The press release, along with these prepared comments and slides, has been made available on Brocade’s Investor Relations website at www.BRCD.com and has been furnished to the SEC on Form 8-K.
© 2010 Brocade Communications Systems, Inc. Page 2 of 40

Cautionary Statements and Disclosures
This presentation includes forward-looking statements regarding Brocade’s financial results, cash and debt positions, plans and business outlook, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form
10-K for the fiscal year ended October 31, 2009. These forward-looking statements reflect beliefs, assumptions, outlook, estimates and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-
looking statements.
In addition, this presentation includes various third party estimates regarding the total available market and other measures, which do not necessarily reflect the view of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.
This presentation includes non-GAAP financial measures. The most directly comparable GAAP information and a reconciliation between the non-GAAP and
GAAP figures are provided in our Q1 10 press release, which has been furnished to the SEC on Form 8-K, and in this slide presentation.
Please see risk factors on Form 10-K for the year ended 10/31/09

The information in Brocade’s prepared comments includes forward-looking statements, including without limitation, statements about Brocade's financial results, cash and debt positions, plans and business outlook. These forward-looking statements are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in Brocade’s Form 10-K for the fiscal year ended October 31, 2009. These forward-looking statements reflect beliefs, assumptions, outlook, estimates and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements.
Certain financial information is presented on a non-GAAP basis. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade’s website, and is included in the appendix to this presentation.
© 2010 Brocade Communications Systems, Inc. Page 3 of 40

Agenda Prepared comments followed by live Q&A call Richard Deranleau CFO Mike Klayko CEO

Today’s prepared comments include remarks by Mike Klayko, Brocade’s CEO, regarding the company’s quarterly results, its strategy and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Richard
Deranleau, Brocade’s CFO, who will provide a financial review.
A live question-and-answer conference call will be web cast beginning at 2:30 p.m. Pacific time on February 22 nd
at www.BRCD.com
and will be archived on Brocade’s Investor Relations website for approximately 12 months. Participants are invited to submit questions via email at ir@brocade.com
up to 30 minutes prior to the conference call and to ask live questions during the call.
© 2010 Brocade Communications Systems, Inc. Page 4 of 40

Fiscal 2010: Q1 Earnings Mike Klayko, CEO

CEO Mike Klayko’s prepared comments © 2010 Brocade Communications Systems, Inc. Page 5 of 40

Executive Overview
Q1 results
• $539.5M revenues
• 59.3% non-GAAP gross margin*
• $0.19 non-GAAP EPS*
• $154.7M adjusted EBITDA
Storage
• Strong growth, increasing share
• Strategic and financial platform
Ethernet
• Focus on direct account
acquisition and penetration:
over 750 new accounts to date
Balanced business model enables continued execution
** Note: Q1 2010 is the fourth full quarter of combined
operations post-Foundry acquisition
**
* Note: Non-GAAP, please see GAAP reconciliation in
appendix
Quarterly Revenues
$432M
$506M
$493M
$522M
$539M
Q1 09 Q2 09 Q3 09 Q4 09 Q1 10

© 2010 Brocade Communications Systems, Inc. Page 6 of 40
Brocade reported Q1 revenues of $539.5M, with non-GAAP EPS of $0.19, adjusted EBITDA of $154.7M and non-GAAP gross margins of
59.3%. Q1 was the 18th consecutive quarter that Brocade exceeded non-GAAP EPS consensus expectations, demonstrating the successful execution of our strategy that leverages operational excellence and a diversified business model across geographies, market segments and go-to-market routes.
This business model is driven by our two key markets, namely our core Storage Networking business and our newer Ethernet business, which we acquired in Fiscal 2009. During the quarter our Storage Networking business grew a very healthy 16.3% sequentially. We believe our success in Storage Networking provides a robust strategic and financial platform for our Ethernet business as we build upon our product portfolio and account penetration in that market. The high level of customer satisfaction and our reputation in Storage Networking helps open doors to accounts at the highest levels and provides us with new opportunities to sell our Ethernet product portfolio along with the resources to build out our distribution model to increase share in this multi-billion dollar market.
It is clear, however, that we have some work to do in growing our Ethernet business to the levels we expect. In short, our Ethernet business did not meet our revenue expectations, largely due to lower-than-expected revenues from Federal customers and slower-than-anticipated development in our go-to-market routes. However, we have focused on the issues behind these results and have taken immediate steps to rectify them. We faced and successfully overcame similar challenges when we entered the Fibre Channel business more than a decade ago.
At that time, we recognized that product superiority and channel presence alone are not sufficient to drive revenues. We needed and established customer intimacy by evangelizing our technologies, solutions and expertise to customers and channel decision makers.
Leveraging this experience, Brocade is accelerating its strategy and redeploying resources to drive direct account acquisition and penetration in our Ethernet business. Our stated strategy is to focus on new account penetration and to have 1000 new Ethernet accounts by the end of 2010. As we exited Q1, we are on track to exceed this goal. Building share requires sustained effort; and we expect success to take time, but we have planted flags throughout the Global 2000, and are confident in our resources, vision and commitment to succeed.
I will discuss the lessons of the quarter and our go-forward strategies in more depth but first I would like to provide more details about the quarter.

Increasing Storage Networking Market Share Reputation, performance, 8 Gbps, and Fibre Channel drive results Source: Brocade estimates

Looking a bit deeper into our performance in Storage Networking, it was clear that we continued to accelerate that business, reaching an estimated 70.1% market share in Q1 FY 2010, up from 66.8% in Q1 FY 2009. Market share tends to fluctuate, but our remarkably consistent gains in the last dozen quarters reflect customer loyalty, earned by delivering the most reliable products in the data center—bar none. Customers regularly cite our reliability, which is paramount to their success, as their key decision criteria.
In addition, they also value our openness, product density, speed, and power/cooling efficiency, and overall best value.
Our success in Storage Networking aligns with increasing demand for Fibre Channel, which accounts for over 90% of current RFPs we are involved with and continues to grow because Fibre Channel is the solution of choice to manage ever-growing storage needs thanks to proven reliability, superior scalability and significant price/performance advantages. Brocade's strategy allows customers to invest in our current Fibre Channel portfolio with confidence, knowing that we have a well-developed, standards-based roadmap to emerging technologies and architectures. These attributes enable customers to choose when and how to evolve their data center infrastructures.
© 2010 Brocade Communications Systems, Inc. Page 7 of 40

Increasing Storage Demand
8 Gbps Fibre Channel TAM
$1.2B
$2.0B
2009 2010
Accelerating in 2010 following introduction of native 8 Gbps arrays
Percent of CIOs Stating
When They Plan to Increase
Storage Spending
2011 or
Later,
9%
1H
2010,
10%
2H
2010,
62%
Source: Dell’Oro Group Source: Morgan Stanley CIO Survey, January 2010, n=90-150
No
Expectation,
18%

Accelerating Storage Networking demand aligns with our view of the strengthening of the entire IT market, corroborated by
Forrester Research, which, in January, predicted that global IT spending will grow by an estimated to 8.1% in 2010, up from 4.9%
previously.
Looking at our Storage Networking mix, our strong performance is fueled by the continuing migration to 8 Gigabit Fibre Channel, reflected by the fact that our 8 Gig Fibre Channel revenues more than doubled on a sequential basis. Analysts agree that the transition to 8 Gig Fibre Channel is in full ramp. For example, the Dell’Oro Group estimates that 8 Gig Fibre Channel spending will increase sharply in 2010, reaching $2.0B, up from $1.2B in 2009. Additionally, TheInfoPro recently surveyed Storage Networking end-users at Fortune 1000 firms who ranked 8 Gig Fibre Channel as one of the highest priority budget items in 2010, with 46%
of these respondents indicating plans to increase spending on 8 Gig Fibre Channel this year. The good news for Brocade is that customers view us as the vendor-of-choice in 8 Gig Fibre Channel. Fibre Channel momentum also continues among our partners with the recent and planned introductions of native 8 Gig Fibre Channel arrays from major OEMs including EMC, HDS and IBM.
As strong as Storage Networking was in Q1, we believe that the second half outlook continues to improve based on indications from partners, feedback from our field sales force, and from analysts covering the space. Morgan Stanley recently reported that storage utilization is unsustainably high. Additionally, their January survey of CIOs indicated that over 60% expect to increase storage spending in the second half of 2010, in part driven by the resumption of delayed projects. This is a sharp increase from the October survey results. Similarly, The Enterprise Strategy Group (ESG) reported that enterprise customers expect to significantly increase spending on both storage and networking hardware in 2010 versus 2009. Specifically, ESG is predicting that customers will increase network hardware spend by 17% and storage hardware spend by 16%. Lastly, the Federal government is looking to achieve IT productivity comparable to levels found in the private sector, and has announced plans to consolidate a meaningful number of its more than 1000 data centers in the coming year.
These spending trends bode well for Brocade and our partners.
© 2010 Brocade Communications Systems, Inc. Page 8 of 40

Data Center Convergence
Enables access to Enterprise Data Center and Campus Ethernet
Campus Data Center
Ethernet
Ethernet
Fibre Channel Ethernet
Fibre Channel over Ethernet
Enterprise
Future
Converged
Networks
Today’s
Dedicated
Networks

© 2010 Brocade Communications Systems, Inc. Page 9 of 40
Looking forward, Brocade believes that converged architectures will assume a role in the Next-Generation Data Center, supporting higher levels of virtualization that will drive scale, efficiencies and performance. Interestingly, the Gartner Group supports Brocade's view that Fibre
Channel will continue to play a significant role as a technology of choice in Next-Generation Data Center architectures. In a survey of attendees at Gartner’s December 2009 Data Center Conference, two-thirds cited Fibre Channel as the "most important" data center networking technology for virtualized data centers. Gartner attributed this to IT professionals' preference for proven, high-performance technologies.
When converged networking technologies mature and are widely considered proven, they promise customers both capital and operating cost advantages that can be leveraged to cost effectively meet higher Service Level Agreements. Achieving these efficiencies will require higher levels of virtualization, which will require higher bandwidth and higher storage-attach rates.
Today, Brocade is a leader in bringing converged networking technologies to market and offers several interoperable convergence products, including the Brocade 8000 FCoE Switch, 10 Gigabit Ethernet converged network adapters, and modular options for our DCX Backbones and
MLX Series Routers. Customers understand and appreciate our industry-leading, multi-year roadmap of converged data center storage products and regularly rely on Brocade to help future-proof their networks.
Data Center customers who are interested in our converged networking products are having discussions around openness, availability, cost, performance, standards, interoperability and our roadmap. This opens Next-Generation Data Center Networking discussions, which in turn, highlights their Enterprise LAN/Campus Ethernet needs. These discussions come with a sense of urgency due to their aging Enterprise networks and rising data and network-traffic growth. Customers are seeking guidance from trusted sources to manage bandwidth, device, and virtual machine growth, which is taxing legacy architectures.
Enterprise accounts, large and small, drive three-fourths of total campus Ethernet spending and, as a leading Data Center Networking provider, with the trust and confidence of Global 2000 Enterprise customers, Brocade is being invited to compete for both our share of Next-
Generation Data Center Networking opportunities and an increasing share of Enterprise Campus opportunities.
Brocade expects to gain Ethernet share in Next-Generation Data Centers based on our leadership position bringing open, converged networking solutions to the market. However, penetrating this segment will take time.

New Ethernet Account Growth Securing footholds, moving from lab trials to applications

As mentioned, new Enterprise Ethernet account penetration is a cornerstone of our growth strategy. Discussions in Fiscal 2009 led to over 500 new direct Ethernet accounts, many of which are engaged in proof-of-concepts and lab trials at deal sizes that have been smaller than initially expected. As of Q1, we have now opened over 750 such new accounts, many of which are conducting trials that we expect to move out of labs and into production, targeting a single application as a first step. These migrations typically take 6 to 9 months per phase, again somewhat longer than initially expected. Our end goal is to be positioned as an approved vendor after 12 to 18 months. Once validated, we expect to see strong traction in these accounts through choice and value in terms of price, performance and feature sets.
Some say “experience is the greatest teacher” and Q1 highlighted several lessons that now shape our go-forward Ethernet sales strategy:
First, Brocade must drive demand via customer intimacy, whether that demand is fulfilled directly, via the channel, or an OEM partner.
Second, OEM partners continue to ramp; however, more slowly than previously expected.  Going forward, Brocade will prioritize driving end-customer demand for our OEM partners directly.
Third, lengthy Enterprise sales cycles are a fact-of-life, and we must be prepared to go the distance.  We are.
Fourth, Brocade must maintain focus on traditional, “Classic Foundry” accounts, and is investing in demand-generation and inside sales-programs tailored to these accounts.
Finally, executing a more direct sales model will require additional direct sales resources which we have begun deploying.
© 2010 Brocade Communications Systems, Inc. Page 10 of 40

Ethernet Customer Announcements
M Resort Las Vegas UMS-Wright Prep School
BOK Center Province of Bergamo
Grass Roots Group Royal College of Physicians
Hostway Savannah College of Art & Design
Innovative companies and organizations choose Brocade

Brocade’s Enterprise account acquisition and penetration strategy is ongoing and has already translated into key wins in some of the most innovative deployments of networking technology today, including the M Resort, which has positioned itself as the most technologically advanced resort in Las Vegas by having rolled out quad play (video, voice, data, mobility) services over a
Brocade network that touches virtually every one of the resort's business operations. Another example is the 10 Gigabit Ethernet deployment at the UMS-Wright Preparatory School, which has leveraged Brocade networking technologies to become one of the most technologically ambitious educational institutions in the United States.
These are clear indications that smart, innovative companies and organizations are turning to Brocade to help transform and enhance their businesses and operations by leveraging the full potential of cutting-edge networking technologies, which gives me great optimism for our Ethernet business going forward.
And with recent reports from Goldman Sachs and TheInfoPro showing that an increasing percentage of CIOs and other senior IT executives will be looking to refresh their aging network hardware some time in 2010, we believe we're well positioned to win many more deals that demonstrate the value of Brocade's networking technologies and expertise.
© 2010 Brocade Communications Systems, Inc. Page 11 of 40

Ethernet Innovation
Market-leading performance
ServerIron ® ADX Series Application
Delivery Controllers
•Secure, high-performance
e-commerce transactions
FCX ® Series Switch
•Price/performance leader in category
NetIron ® CER 2000 Series MPLS Router
•Double the capacity of competing products
Brocade/McAfee Partnership
•Fully interoperable end-to-end
network security solution
BROCADE

We continue to support our Ethernet growth plans through continuous innovation and new product introductions. An example of this was our introduction of the NetIron
®
CER 2000 Series MPLS Router, which has double the routing capacity and triple the performance capabilities of competing products. More recently, we introduced the latest version of the ServerIron
®
ADX Series
application delivery controllers, which feature twice the performance of competing products in a key application used in secure, high-speed e-commerce transactions. In addition, recently, we announced a strategic partnership with McAfee, the worldwide leader in IT security, to deliver a broad set of fully interoperable end-to-end network security solutions.  Lastly, we introduced a data center version of the FCX Series Switches, which establishes it as the price/performance leader in its category.
© 2010 Brocade Communications Systems, Inc. Page 12 of 40

Other Achievements
•
Restructured balance
sheet
•
Optimizing capital structure
•
Increased operating
flexibility
•
Cited as one of Fortune’s
100 Best Companies
•
Confidence, satisfaction,
trust and pride
•
Retention, recruiting, and
productivity benefits
Executing towards long-term goals

Beyond innovations, customer wins and financial success, Brocade also achieved two major milestones: First, we successfully accessed the debt market, which diversified our funding sources and significantly moved Brocade towards its optimal, long-term capital structure. Second, we were recognized as one of the “100 Best Companies to Work For”, ranking 61 st
on Fortune
Magazine’s list, which reflects our employees’ confidence, satisfaction, trust and pride in Brocade. Being nationally recognized by
Fortune Magazine comes after being recognized last May as the best technology company to work for in Silicon Valley by the
Silicon Valley Business Journal.
These and other data-points are measures of the health of our ecosystem and our workforce, which is our most valuable asset and the critical determinant of the long-term success of any organization.
Developing talent and creating the conditions and resources to succeed requires long-term vision and commitment. Year in and year out, Brocade both anticipates and adapts to change while running its playbook. To do so, we have invested and continue to invest across the board: in innovation, distribution, brand building and our employees, who operate within a pragmatic, disciplined culture that wins against larger competitors who have more resources and larger customer-install bases. Brocade employees are justifiably proud of their achievements, but by no means complacent, and understand that the quarter just ended demonstrated both our strengths as well as areas where we need to step up to achieve the milestones ahead of us.
© 2010 Brocade Communications Systems, Inc. Page 13 of 40

CEO Summary
•
1 of 2 end-to-end networking
companies worldwide
•
Robust demand drives
stronger-than-expected storage
performance and outlook
•
Diversified, balanced business
model
•
Executing towards long-term
vision
•
Strong financial results
Compelling opportunity

As one of only two end-to-end networking vendors, Brocade’s growth opportunity is compelling. More than ever, Brocade moves forward focused on execution by meeting our customers’ needs, enabling choice and bringing innovation to networking markets worldwide. Brocade’s financial performance remains strong affording opportunities to invest, both to maintain storage leadership, and to grow our Ethernet business.
Based on the last few quarters, Brocade is taking a pragmatic view of the current year and now targets revenue growth of 8-12%
in 2010 driven by (1) IT spending growth, especially in storage,
(2) increasing our focus on Ethernet account acquisition, and (3) our ability to innovate, all of which are expected to contribute to strong second half results. Our outlook reflects healthy growth over fiscal year 2009 based on robust demand and our ability to execute our diversified, balanced business model and growth strategies.
© 2010 Brocade Communications Systems, Inc. Page 14 of 40

Q1 FY 2010 Financials Richard Deranleau, CFO

Prepared comments provided by Richard Deranleau, CFO © 2010 Brocade Communications Systems, Inc. Page 15 of 40

Q1 Financial Highlights
•
Revenues
•
Storage networking grew 16.3% seq., partially offsetting lower
Ethernet revenues
•
Sequential growth in EMEA and Americas
•
Strong performance from storage OEMs
•
Margins within or exceeding long-term model
•
Non-GAAP gross margins of 59.3%*, operating margin of 26%*
•
Strengthening balance sheet
•
Operating cash flows and adjusted EBITDA remain strong
•
Lower net debt
•
Restructured balance sheet with amended debt covenants
that provide greater flexibility
Balanced model, high margins, and highly variable cost structure
* Note: Non-GAAP, please see GAAP reconciliation in
appendix

In Q1 Brocade benefited from its diversified model, high margins and highly-variable cost structure to turn in record Adjusted
EBITDA and strong EPS (both Non-GAAP and GAAP) ahead of consensus.
Turning first to revenues, Q1 revenues increased $17.7M sequentially, or 3.4%, reaching $539.5M, and were up 25% year to year.
We saw significant demand in our Storage Networking business, which grew 16.3% sequentially, and partially offset sequentially lower Ethernet revenues, which decreased 25.7% quarter to quarter.
Non-GAAP Gross Margins of 59.3% were within our Long Term Model. The sequential decrease was driven by one-time charges in our Global Services supply chain.
Non-GAAP Operating Margins of 26% exceeded our Long Term Model reflecting once again the operating leverage in our model.
Brocade’s balance sheet continues to strengthen, thanks to continuing strong cash flows from operations and record Adjusted
EBITDA. These cash flows, and the sale of our Skyport property, helped reduce net debt again in the quarter. In addition, Brocade restructured its balance sheet and amended its Term Debt Covenants to provide greater flexibility and lower our cost of capital.
© 2010 Brocade Communications Systems, Inc. Page 16 of 40

Key Financial Metrics
Strong profitability
* Note: Non-GAAP, please see GAAP reconciliation in appendix
** Note: Adjusted due to new accounting standards relating to convertible debt instruments
Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Revenue $431.6M $506.3M $493.3M $521.8M $539.5M
Non-GAAP gross margin* 59.7% 56.2% 58.2% 59.5% 59.3%
Non-GAAP EPS*—diluted $0.15 $0.11 $0.12 $0.15 $0.19
GAAP EPS—diluted** ($0.06) ($0.17) ($0.06) $0.07 $0.11

Our Key Financial Metrics show continued strong revenue, non-GAAP gross margin, and non-GAAP and GAAP EPS performance. © 2010 Brocade Communications Systems, Inc. Page 17 of 40

Revenue: Storage, Ethernet, and Services*
Services
16% 17% 18% 17% 17%
Ethernet
12% 25% 24% 25% 18%
Storage
72% 58% 58% 58% 65%
Q1 09 Q2 09 Q3 09 Q4 09 Q1 10
Storage increases to 65% of revenues
* Note: Q1 2010 is the fourth full quarter of combined operations post-Foundry acquisition
*

Turning to revenues by business unit… Storage strengthened to 65% of revenues in Q1 versus 58% in Q4.
The storage portfolio performed very well, both from a product and channel perspective with strength across the board. Migration to 8 Gig Fibre
Channel continued to accelerate during the quarter, with identifiable 8 Gig Fibre Channel Director shipments increasing over 145% sequentially and now representing 77% of identifiable Director shipments. For Switches, identifiable 8 Gig shipments increased 82% and now represent
54% of total Identifiable Switch shipments. For reference, identifiable shipments are those shipments where Brocade ships Optics with the director/switch units.
Data Storage ASP sequential declines were in the low single digits.
Our server product group, consisting of CNA’s, Embedded Switches, HBA’s, and Mezzanine Cards, grew strongly and generated over $45.7M in the quarter, up 22% sequentially from $37.5M in Q4, driven by strong performance in embedded switches, while HBA/CNA revenues where roughly flat.
Our Ethernet business declined 25.7% sequentially and represented 18% of revenues in the quarter, versus 25% in Q4.
Ethernet Revenues performance was mixed. On a positive note, US Enterprise (non-Government) revenues increased 8% quarter over quarter, including services, to $75 million. Also, our Stackable products, which are typically sold into LAN/Campus environments, were also up by 7%
quarter over quarter, including services, to $48.3 million.
However, our revenues from our US Federal business were significantly down sequentially by $26.7 million quarter-over-quarter, including services. The Federal under performance was due in part to delays to the US Defense appropriations bill, which was signed in mid-December instead of late November as previously expected. Additionally, our Data Center Ethernet revenues did not grow as anticipated for the reasons noted by Mike earlier.
Separately, our Services business represented 17% of revenues, versus 16% in the prior year’s first quarter. On a sequential basis, Services grew 1% and grew 31% year-over-year.
© 2010 Brocade Communications Systems, Inc. Page 18 of 40

Revenue: 10% Customers, Other OEM, Channel/Direct Increasing share from large OEM partners * Note: Q1 2010 is the fourth full quarter of combined operations post-Foundry acquisition *

10% customers, in the aggregate, remained consistent with prior quarters, with EMC, IBM and HP all contributing more than 10% of revenues individually. Collectively, our top 3 OEMs contributed 54% of revenues in Q1 versus 46% in Q4. Other OEMs were 17%
revenues in Q1 versus 19% in Q4. Channel and Direct were 29% of revenues in Q1 versus 35% in Q4. The primary driver of the mix shift towards OEM revenues was higher Storage Networking revenues as a percentage of total revenues.
© 2010 Brocade Communications Systems, Inc. Page 19 of 40

Domestic and International
Reported Revenue vs. Demand
Stronger non-US demand
Reported Revenue
on a Ship-to Basis
Demand by Estimated
End User Location
* Note: Q1 2010 is the fourth full quarter of combined operations post-Foundry acquisition

Turning to geography… As reported, on a ship-to basis, the US represented 63% of revenues in Q1 10, consistent with 63% in
Q4 09 and down slightly from 64% in Q1 09.
On an estimated end-user basis adjusting for those partners who take delivery of internationally bound products in the US, the
US declined to 48% of total revenues in Q1 10, down from 53% in Q4 09, and up from 46% in Q1 09.
EMEA was in line with our expectations, showing a 6.1% sequential improvement, APAC and Japan were slightly below our expectations, and in total, APAC/Japan was down slightly on a sequential basis.
© 2010 Brocade Communications Systems, Inc. Page 20 of 40

Non-GAAP Gross Margin and Gross Profit
Strong margins and profitability
* Note: Non-GAAP, please see GAAP reconciliation in appendix
** Note: Q1 10 is  the fourth full quarter of combined operations post-Foundry acquisition
**

Gross margin, on a non-GAAP basis, remained strong at 59.3% in Q1 10, consistent with 59.5% in Q4 09. Gross margin was positively impacted by higher Storage Networking mix and negatively impacted by reduced Ethernet volumes.
Global Services margins were 47.6% in Q1 10, down from 50.7% in Q4 09, mainly reflecting a one-time charge in the
Services supply chain.
Gross Profits continue to increase due to revenue growth and stable gross margins.
© 2010 Brocade Communications Systems, Inc. Page 21 of 40

33.7%
37.4%
37.8%
36.9%
33.3%
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10**

26.1%
18.8%
20.3%
22.7%
26.0%
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10

Operating Expenses and Margins
Expense controls drive sequential margin expansion
½ Qtr.
Foundry
Full Qtr.
Foundry
Long-term model operating
margin range: 20–23%
Non-GAAP Operating Margins*
Non-GAAP Operating Expenses*
as a Percentage of Revenues
½ Qtr.
Foundry
Full Qtr.
Foundry
Long-term model operating expense range: 38–39%
* Note: Non-GAAP, please see GAAP reconciliation in appendix
** Note: Q1 2010 is the fourth full quarter of combined operations post-Foundry acquisition
**

Mindful of the current economic environment, we continue to work to control operating expenses, which were 33.3% of revenues in Q1 10 versus 36.9% in Q4 09 on a non-GAAP basis. Operating expenses were better than our Long Term Model of
38% to 39% of revenues. At the same time, Brocade continues to selectively invest in its business and added 44 new employees during the quarter, primarily in R&D.
Non-GAAP operating margins improved significantly on a sequential basis to 26% in Q1 from 22.7% in Q4, thanks to top line growth, which generated operating leverage, more than offsetting slight Gross Margin contraction. Non-GAAP Operating
Margins exceeded our Long Term Model of 20-23% in the quarter.
© 2010 Brocade Communications Systems, Inc. Page 22 of 40

Balance Sheet and Cash Flow
Highlights as of January 30, 2010
Cash flows enable de-leveraging and reinvestment
* Note: As defined in the term debt credit agreement
Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Cash from operations
($163.8M) $107.3M $16.6M $155.3M $69.1M
Campus capital expenditures
$23M $22M $25M $28M $31M
Operating capital expenditures
$13M $16M $20M $17M $17M
Free cash flow
$(200M) $69M $(28M) $110M $22M
Cash and equivalents
$214M $237M $250M $339M $501M
Debt payments
$0M $75.0M $33.1M $57.9M $506.5M
Senior secured debt
$1.11B $1.04B $1.01B $0.95B $1.04B
Adjusted EBITDA*
$136.7M $119.9M $119.3M $130.0M $154.7M
Senior secured leverage ratio
2.07x 1.96x 1.94x 1.87x 1.99x
Covenant
2.3x 2.3x 2.3x 2.3x 2.5x

Cash from operations was $69.1M in Q1, which is quite strong from a seasonal perspective, as Q1 and Q3 are typically weaker cash flow quarters.  This strength reflected strong profitability and strong working capital management, particularly in our receivable collection performance. Capital Expenditures in the quarter were $48M, composed of $31M for the campus, which is expected to be completed and occupied during Q3, and $17M for operations. Free Cash Flow was $21.8M in the quarter, which is again, a strong seasonal performance. As a reminder, the bulk of our San Jose leases will mature by October of 2010, at approximately the same time as we occupy the new campus. Once those leases mature, our cash flow will increase by
$4M/quarter from reduced lease payments.
Cash and equivalents reached $501M. Excluding the sale of our Skyport property, and the recent notes offering, cash would have been $377M, an increase of $38M sequentially. Debt payments in the quarter totaled $506.5M. Net debt decreased by
$69M in the quarter; however Senior Secured Debt increased to $1.04B due to the issuance of new debt ahead of the repayment of the McDATA convert, which occurred on February 16th, 2010.
Adjusted EBITDA in the quarter was a record $154.7M, again, reflecting continued strength of the business. The Sr. Secured
Leverage Ratio increased to 1.99x due to the refinancing of a portion of the term loan with longer term notes. The Sr. Secured
Debt Coverage Ratio covenant relating to the coverage ratio was amended and relaxed and is now 2.5x, leaving us comfortably in compliance with our term credit agreement.
© 2010 Brocade Communications Systems, Inc. Page 23 of 40

Net Debt: Defined as Total Debt Less Total Cash Net debt continues to decline steadily

Since acquiring Foundry last year, Brocade has steadily reduced net debt, defined as Total Debt less Total Cash and Equivalents.
Net Debt has declined from $1.073B at the end of Q1 2009 to $713M at the end of Q1 2010, a $360M reduction.
© 2010 Brocade Communications Systems, Inc. Page 24 of 40

Repaid McDATA Convert on February 16,
2010
Post-quarter cash and debt update
* Note: Estimates based on assumptions, including prepayments of term debt and line of credit
** Note: Non-GAAP, please see GAAP reconciliation in appendix
($ Millions, except as noted) Jan. 24, 2009 Jan. 31, 2010 April 30, 2010*
Cash and short-term invest: 214 501 Approx. 300
Debt:
McDATA convert 173 173 –
Revolver 14 14 –
Term debt 1,100 427 Approx. 335
8 yr. notes – 300 300
10 yr. notes – 300 300
Net debt: 1.1B 0.7B Approx. 0.6B
Quarterly interest expense** 22.9 19.3 19.2
Note rating Ba2/BB+ Ba2/BBB-

As shown on Slide 24, post the McDATA convertible repayment, which occurred on February 16th, 2010, the balance sheet has improved dramatically from January 2009, immediately after we financed the Foundry acquisition, in terms of both amounts and timing of maturities. This validates the strength of the Brocade business model to generate cash.
© 2010 Brocade Communications Systems, Inc. Page 25 of 40

Restructured Balance Sheet
• Closed $600M long-term notes on January 20, 2010
•
2  debt transaction, notes are investment-rated “BBB-” by S&P and “Ba2” by Moody’s
•
10-year sr. notes yield 7%, 8-year sr. notes yield 6.75%
•
Brocade corporate and debt ratings upgraded by S&P
• Flexible, balanced capital structure
•
Term debt remaining: $427M*
•
No pre-payment penalty
•
Target repaying entire term debt within 8–10 quarters
•
Fixed and floating rate debt with staggered maturities
•
Covenants loosened to allow subordinated debt, higher debt/EBITDA ratios, and limited share buybacks
• Sale/leaseback transaction
•
Monetized low-yielding non-strategic real estate asset located in San Jose, generating $30M
•
Reduced higher-yield term debt while retaining operational flexibility
Continuing accelerated term debt repayments, which are accretive
* Note: As of January 30, 2010
nd

Turning to the details of the Debt transaction… Brocade restructured its balance sheet, replacing approximately $150M of
McDATA Convertible Debt due in February and $435M of Term Debt with $600M of long term fixed notes, which were broken into two tranches with $300M maturing in 2018 and $300M maturing in 2020. The new notes were rated BBB- investment-
grade by S&P and Ba2 by Moody’s, and yield 6.75% and 7%, respectively.
Thanks to this transaction, Brocade now has the balanced, flexible capital structure initially targeted when planning the
Foundry acquisition. At that time Brocade targeted long term debt, composed of notes, totaling approximately 1x EBITDA with flexible term debt representing the remainder of the transaction. Now, thanks to progress repaying term debt during the last year, along with the restructured notes, Brocade moves forward with $427M remaining on the term as of January 30, 2010, and $600M of long term notes.
The debt transaction and related Term Debt Amendment substantially reduce covenant related risks, including an increase in the Sr. Secured Debt to Adjusted EBITDA ratio, which increased from 2.3x to 2.5x through Q4 2011, 2.25 in FY 2012 and 2.0 in FY 2013, and also staggers debt maturities, allowing the company to build cash to retire debt in manageable amounts over many years, and opens the door for more strategic options for the company, such as greater investment in the business, increased pay down of debt, limited stock repurchases and other strategic uses.
© 2010 Brocade Communications Systems, Inc. Page 26 of 40

Restructured Balance Sheet
Highly manageable repayment schedule
$0M
$100M
$200M
$300M
$400M
$500M
$600M
$700M
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Current, post-January 20, 2010, Maturity Schedule
Pre-January 20, 2010, Maturity Schedule

The new debt maturity schedule is highly manageable over the next decade with much lower near term required debt payments and two relatively distant $300M payments. This compares favorably with the almost $600M maturing in October, 2013 under the prior structure.
© 2010 Brocade Communications Systems, Inc. Page 27 of 40

Selected Metrics Continuing ROIC, ROE, and DSO improvement

Return on Invested Capital continued to increase during the year, and in the quarter reached 17.2%. Return on Equity also improved to 5.0%. Days Sales Outstanding (DSO) were 47 days, down from 52 days in Q4, reflecting strong collections. DSO are now within our long term model of 45-50 days. Inventories turned 13 times versus 14 times in Q4. Lower turns are attributed to lower Ethernet product revenues.
© 2010 Brocade Communications Systems, Inc. Page 28 of 40

FY 2010 Planning Assumptions
•
IT market conditions
•
Increasing IT spending, driving higher storage and Ethernet
networking spending
•
Improving Enterprise spending throughout the year
•
ASP trends
•
Low-to-mid-single digit declines in Storage Networking
•
Mid-single digit declines in Ethernet
•
Taxes
•
Improved during the year due to discrete items in Q1,
assuming no change to geographic or segment mix, and the
extension of the investment tax credit
Stronger-than-expected Storage Networking demand

Now, as we look forward, here are some things to consider in developing your financial models:
Our primary planning assumption, which appears solidly on track, is for global IT spending, and for Storage and Ethernet
Networking spending in particular, to continue to recover during the first half of 2010 and to approach normalcy in the second half of 2010.
We expect quarterly ASP declines on the Storage Networking side to remain in the low- to mid-single digits. Declines on the
Ethernet side are expected to be in the mid-single digits.
Brocade benefited from discrete items in the quarter, which will positively impact our Non-GAAP tax rate for the rest of the year, assuming no change to either our geographic revenue mix or our Storage/Ethernet mix for the remainder of the Fiscal
Year and an extension of the R&D Tax Credit.
© 2010 Brocade Communications Systems, Inc. Page 29 of 40

FY 2010 Financial Outlook
As of February 22, 2010
* Note: Non-GAAP, please see GAAP reconciliation in appendix,
** Note: Equates to FY 2010 Revenues ranging from $2.1B to $2.2B
Revenue growth 8–12% over FY 2009**
Non-GAAP gross margin* 57–58%
Non-GAAP operating expenses* Better than model
Non-GAAP operating margin* In model
Non-GAAP tax rate* 25–26%
Fully diluted shares outstanding 495M–505M
Non-GAAP EPS* $0.54–$0.58
Operating cash flow $375M–$400M
Operating capital expenditures $80M–$85M
Campus capital expenditures $120M–$125M
Free cash flow $170M–$195M

© 2010 Brocade Communications Systems, Inc. Page 30 of 40
Given these considerations, we expect:
• Full fiscal year 2010 revenue growth of 8-12%, year-over-year;
• Full fiscal year Non-GAAP gross margins for the full year to be between 57% and 58%;
• Full fiscal year Operating expenses to be better than Model;
• Full fiscal year Operating margins to be in Model;
• Full fiscal year non-GAAP tax rate ranging from 25-26%;
• Full fiscal year diluted shares outstanding to be in a range of 495M to 505M shares;
• Full fiscal year Non-GAAP EPS to be in a range from 54 cents to 58 cents;
• Full fiscal year Operating Cash Flow of $375M-$400M;
• Full fiscal year Operational Capital Expenditures of $80M to $85M;
• Full fiscal year Campus Capital Expenditures of $120M to $125M;
• Full fiscal year Free Cash Flow of $170M to $195M.

Financial Summary Richard Deranleau, CFO

So, to summarize from a financial perspective, we made progress during the quarter which we expect will serve us well during the remainder of the fiscal year. We saw better-than-anticipated strength across our Storage Networking business. We saw acceleration in the adoption of 8 Gig Fibre Channel. While we did see weakness in the Ethernet business, we did see growth in
US Commercial and our Stackable products. In addition, we made significant improvements on our balance sheet and liquidity positions, as we continued to grow both Adjusted EBITDA and Cash Flows.
Now, in closing, and as Mike has discussed, Brocade moves forward focused on growing our Ethernet business and looks forward to your questions this afternoon.
© 2010 Brocade Communications Systems, Inc. Page 31 of 40

Live Q&A Call February 22, 2010, 2:30PM Pacific Time Richard Deranleau CFO Marc Randall SVP Products & Offerings Ian Whiting SVP WW Sales & Marketing Dave Stevens CTO Mike Klayko CEO

Prepared comments provided by Peter Ausnit, Sr. Director, Investor Relations
That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on February 22 Brocade will host a web cast conference call at www.BRCD.com
primarily devoted to answering questions submitted via email to ir@brocade.com and taken
live from participants via telephone.
Thank you for your interest in Brocade.
© 2010 Brocade Communications Systems, Inc. Page 32 of 40
nd

Appendix and Reconciliations

59–61%
Long-Term Financial Model
High margins, strong profitability
* Note: Sources are Dell’Oro Group, Infonetics and Brocade estimates
** Note: Non-GAAP, please see GAAP reconciliation in appendix
Storage Ethernet Services Brocade
Non-GAAP 3-year TAM CAGR* 18.6% 11.7% 12–15% 12–17%
Non-GAAP gross margin** 60–63% 55–60% 45–50%
Non-GAAP operating expense** 37–39% 38–40% 20–25% 38–39%
Non-GAAP operating margin** 21–26% 15–22% 20–30% 20–23%

Sequential Income Statement* Comparison Margin expansion from operating leverage * Note: Non-GAAP, please see GAAP reconciliation in appendix

Quarterly Net Income (Loss)
GAAP/Non-GAAP Reconciliation
* Adjusted as a result of adoption of new accounting standard relating to convertible debt instruments
(In Thousands) Q1 09 Q2 09 Q3 09 Q4 09 Q1 10
Net income (loss) on a GAAP basis*
(23,898) (66,093) (23,494) 32,101 51,095
Adjustments:
Legal fees associated with indemnification obligations
and other related expenses, net
19,299 19,814 (561) (14,612) 301
Stock-based compensation expense
18,081 40,111 43,313 35,715 21,523
Amortization of intangible assets
25,197 39,372 35,002 34,950 34,902
Acquisition and integration costs
953 2,391 1,450 333 204
Loss on sale of property
– – – –
8,783
Legal fees associated with certain pre-acquisition litigation
– – –
546 299
Provision for certain pre-acquisition litigation
– – –
14,335
–
Interest due to adoption of new standard*
1,922 1,976 2,030 2,085 2,142
In-process research and development
26,900
– – – –
Restructuring costs and facilities lease losses
–
2,329
– – –
Goodwill and acquisition related intangibles impairment
–
53,306
– – –
Acquisition related financing charges
4,366
– – – –
Income tax effect of adjustments
(9,265) (46,080) (2,364) (32,091) (25,239)
Non-GAAP net income
63,555 47,126 55,376 73,362 94,010

Capital Expenditures
Cumulative campus spending: $214M to date out of $330M total
$100M
Campus
- $80M $5M $23M $22M $25M $28M $31M
Operating
$14M $14M $14M $13M $16M $20M $17M $17M
Q2  08 Q3  08 Q4  08 Q1  09 Q2  09 Q3  09 Q4 09 Q1 10
$10M
$30M
$50M
$70M
$90M
-
$20M
$40M
$60M
$80M

EBITDA and Sr. Secured Leverage Ratio
As defined in the term credit agreement
Consolidated Senior Secured Leverage Ratio Q1 FY09 Q2 FY09 Q3 FY09 Q4 FY09 Q1 FY10
$ Thousand
Consolidated Net Income
($26,031) ($63,118) ($21,034) $33,597 $51,095
plus
(i) Consolidated Interest Charges
$21,357 $26,398 $22,845 $20,681 $22,073
(ii) Provision for Federal, state, local and foreign income taxes payable
$22,028 $20,021 $0 $1,277
(iii) Depreciation and amortization expense
$39,754 $54,377 $50,956 $51,486 $51,012
(iv) Any cash restructuring charges and integration costs in connection with the
Acquisition, in an aggregate amount not to exceed $75,000,000
$5,319 $4,720 $1,450 $333 $204
(v) Non-cash restructuring charges incurred in connection with the Transaction, all as approved by Arrangers
$18,400 $19,972 $5,840 $2,097 $1,502
(vi) Other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period
(in each case of or by the Borrower and its Subsidiaries for such Measurement
Period)
$26,900 $53,304 $0 $0 $8,783
(vii) Any non-cash charges for stock compensation expense in compliance with
FAS 123R and amortization of the fair value of unvested options under the
Acquired Business’ employee stock option plan assumed by
the Borrower $18,080 $40,111 $43,313 $35,714 $21,523
(viii) Legal fees and expenses relating to the Borrower’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation
$13,740 $11,778 ($561) $0 $250
minus
(i) Federal, state, local and foreign income tax credits
$0 ($24,769) $0 ($6,707) $0
(ii) All non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period)
($2,877) ($2,899) ($3,511) ($7,216) ($3,036)
Consolidated EBITDA $136,670 $119,874 $119,319 $129,985 $154,683
4 Quarter Trailing Consolidated EBITDA $537,081 $531,304 $518,002 $505,848 $523,861
Consolidated Senior Secured Debt $1,114,050 $1,039,050 $1,005,909 $948,028 $1,041,483
Consolidated Senior Secured Leverage Ratio 2.07 1.96 1.94 1.87 1.99

Q1 FY10 Cash and Debt Covenant
Continuing high adjusted EBITDA supports strong liquidity
Strong Adj. EBITDA Performance…
Improving Cash Balance…
Stronger Capital Structure…
Well Within Our Debt Covenant…
$214M
$237M
$250M
$339M
$501M
Q1 09 Q2 09 Q3 09 Q4 09 Q1 10
Ending Cash Balance
$137M
$120M $119M
$130M
$155M
$537M $531M
$518M
$506M
$524M
Q1 09 Q2 09 Q3 09 Q4 09 Q1 10
Quarter Trailing 12 Months
2.07
1.96
1.94
1.87
1.99
2.3
2.3 2.3
2.3
2.5
Q1 09 Q2 09 Q3 09 Q4 09 Q1 10
Senior Debt Leverage
Ratio
Covenant
$1,114M
$1,039M
$1,006M
$948M
$1,041M
$441M
Q2 09 Q3 09
Total Secured Debt
Q1 09 Q4 09 Q1 10
Term Debt plus Revolver

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